Exhibit 99.1

Condensed Combined Financial Information for the Twelve Months and Three Months Ended March 31, 2005.

EBITDA is defined as net income (loss) before interest income and interest expense, income taxes and depreciation and amortization. EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA represents EBITDA as set forth above, with additional adjustments for restructuring charges, certain non-recurring expenses and gains or losses on asset sales. Similar to EBITDA, Adjusted EBITDA is not a presentation made in accordance with GAAP.

EBITDA and Adjusted EBITDA are presented as additional information because the Company believes they are useful indicators of its debt capacity and its ability to service its debt. EBITDA and Adjusted EBITDA also facilitate management’s internal comparisons of the Company’s historical operating performance and external comparisons to competitors’ historical operating performance. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for net income, cash flow from operating activities, or other income or loss or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA and Adjusted EBITDA are not complete cash flow measures, because they are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital and capital expenditures and pay its income taxes. Rather, EBITDA and Adjusted EBITDA are only potential indicators of an entity’s ability to fund these cash requirements. EBITDA and Adjusted EBITDA are also not complete measures of the Company’s profitability, because they do not include costs and expenses for depreciation and amortization, interest income and interest expense, income taxes and certain non-recurring expenses and gains or losses on asset sales. Further, a reader should not conclude from the presentation of Adjusted EBITDA that additional costs or charges arising from the same or similar items will not be incurred in the future, including items that have been presented as non-recurring. The Company expects to continue to incur some or all of the types of costs and charges for which adjustments have been made. EBITDA and Adjusted EBITDA, as the Company defines them, may differ from similarly named measures used by other entities.

Securities and Exchange Commission rules regulate the use in filings with the Commission of “non-GAAP financial measures” such as EBITDA and Adjusted EBITDA, which are derived on the basis of methodologies other than in accordance with GAAP. The Company does not expect to include EBITDA, Adjusted EBITDA or any financial information based on a trailing twelve month period in any report or registration statement to be filed with the Commission in connection with the Acquisition or the related financings.

CHIQUITA BRANDS INTERNATIONAL, INC.

COMBINED FINANCIAL INFORMATION (Unaudited)

For the twelve months ended March 31, 2005

(in millions)

	Historical		Combined
	Chiquita	Fresh Express
Net income	$122	$12	$134
Interest expense	36	21	57
Interest income	(7)	—	(7)
Income taxes	4	8	12
Depreciation and amortization	42	35	77

EBITDA - unadjusted	197	76	273

Adjustments
Other expense	19	—	19
Net losses on asset sales	7	—	7
Certain other non-recurring expenses of Fresh Express:
Excess corporate charges	—	9	9
Excess insurance allocation	—	5	5
Fresh Fruit start-up	—	3	3
Other	—	1	1
Stock option expense	—	(2)	(2)
Restructuring charges	9	—	9

Adjusted EBITDA	$232	$92	$324

CHIQUITA BRANDS INTERNATIONAL, INC.

COMBINED FINANCIAL INFORMATION (Unaudited)

For the quarter ended March 31, 2005

(in millions)

	Historical		Combined
	Chiquita	Fresh Express
Net income	$87	$3	$90
Interest expense	7	6	13
Interest income	(2)	—	(2)
Income taxes	1	2	3
Depreciation and amortization	11	9	20

EBITDA - unadjusted	104	20	124

Adjustments
Certain other non-recurring expenses of Fresh Express:
Excess corporate charges	—	2	2
Excess insurance allocation	—	1	1
Stock option expense	—	(1)	(1)
Restructuring charges	1	—	1

Adjusted EBITDA	$105	$22	$127